Version 11th November 2021 Page 1 of 6 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. FRAMEWORK PURCHASE AGREEMENT This framework purchase agreement (the “FPA”) is entered into between : POLESTAR PERFORMANCE AB, Reg. no. 556653-3096, a limited liability company incorporated under the laws of Sweden, with its principal place of business Assar Gabrielssons Väg 9, 405 31 Göteborg, Sweden, (hereinafter referred to as “Buyer”), and ECARX (HUBEI) Tech Co., Ltd., Reg. No.91420100MA4F1WGW4L, with office at Registered address: Building C4, Huazhong Zhongjiaocheng (China Communications City), No. 688 Qiangwei Road, Wuhan economic and technological development zone, Hubei, People’s Republic of China . (hereinafter referred to as “Supplier”), The Buyer and the Supplier hereinafter jointly referred to as “Parties” and individually as a “Party”. The Buyer is engaged in development, manufacturing, marketing and sale of premium passenger cars and solutions related thereto. The Supplier is a well-respected and experienced supplier within the automotive industry and is engaged in development, manufacturing, marketing and sale of world-class goods, and services related thereto, for use with premium passenger cars. The Buyer has chosen the Supplier on a non-exclusive basis as supplier of goods for the Buyer Program (as defined below) as further detailed below. In addition, the Buyer and the Supplier have signed and entered into the License Agreement for the project [***] (the “License Agreement”, agreement No. GEE24-058) (Attachment I of the FPA).Deliveries of the intellectual property rights of the [***] (as defined below) shall be made by the Buyer and those shall be covered under the provisions of the License Agreement. In addition, the Parties further intend to clarify further below the order to prevalence between the License Agreement and the FPA should there be any discrepancies. The Parties now wish to initiate activities to enable supply of [***] by the Supplier or its affiliates to the Buyer or its affiliates for use in the Program; further the Parties wish to establish procedures for entering into purchase agreements and the terms that govern such purchase agreements, It is agreed as follows. 1 DEFINITIONS Version 11th November 2021 Page 2 of 6 1.1 Words or phrases defined in Attachment III (“PMGTC”) referred to in section 2.1 below and used in this FPA shall have the same meaning when used here. 1.2 In addition to the definitions in section 1.1, word or phrases defined in this section shall have the following meaning: “Final Data Judgement” means the point in time when all design and development or other engineering work is completed and the relevant data is deemed ready for verification prototype tooling. “Preparatory Activities” means design and development or other engineering work, purchase raw material, and commence casting or rough cutting, however, other than manufacturing work as stated in section 4.1. “Program” means [***]. 2 FPA DOCUMENTS 2.1 This FPA comprises the following attachments, which constitute an integrated part of this FPA: Attachment I License Agreement signed version Attachment II Side letter to PMGTC Attachment III PMGTC v.2021 Attachment IV Final prices, assumptions, and targets Attachment V ESOW Attachment VI Final sourcing prerequisites volume and capacity Attachment VII Cost Detail Sheet Attachment VIII Packaging Assumptions Attachment IX Quality Target and Concern Resolution Attachment X D&D Cost Split Up Attachment XI D&D Billable/Non-Billable Attachment XII Polestar Procurement Sustainability Instructions Attachment XIII Polestar Code of Conduct for Business Partners 2.2 If there are any inconsistencies or contradictions between (i) the terms of this FPA and the attachments, this FPA will take precedence, or (ii) the terms of the attachments, the attachments will take precedence in the numerical order stated in section 2.1. 2.3 For the avoidance of doubt, the Buyer and the Supplier acknowledge and agree that the provisions of the License Agreement attached in Attachment I of the FPA, will supersede and prevail in case of any discrepancies with the provisions of the FPA. Version 11th November 2021 Page 3 of 6 2.4 The Buyer reserves the right to use the Licensed IP (under the License Agreement) on developing other [***], provided that： (i) the development are carried out by the Buyer (including the third parties indicated by the Buyer) independently, and (ii) the development is not based on any source code of the Supplier. For the avoidance of doubt, the Buyer and the Supplier acknowledge and agree that source code developed by the Supplier will constitute the Supplier’s Confidential Information. 3 UNDERTAKINGS UNDER THIS FPA 3.1 By entering this FPA the Buyer and the Supplier undertake to commence work and other activities and make such other investments as required to enable the Buyer or its Affiliates to enter into Purchase Agreement(s) on Goods with the Supplier or its Affiliates. If the Buyer’s Affiliates and/or the Supplier’s Affiliates are to enter into Purchase Agreement(s) under this FPA, the Buyer and the Supplier shall cause the relevant Affiliates to comply with all terms of this FPA.During the term of this FPA the Supplier undertakes to have no less production capacity than stated in Attachment VI, and to ensure that the agreed production capacity is available at all times for the manufacture and supply of the volumes of the Goods required by the Buyer from time to time when the Buyer provides the Volume Projections in accordance with Purchase Agreement(s). 3.2 The Supplier undertakes to perform in accordance with this FPA and its Attachments to meet the following dates: (i) the date for start of production, Year [***] Week [***], and (ii) all other dates e.g. the dates for the Supplier’s commencement and completion of design, development and other engineering work, supply of pre-production material and other relevant dates, as stated in the ESOW and other documents attached to this FPA or referred to in those documents. In relation to those dates, the Buyer or its Affiliates may issue one or more Purchase Orders. 3.3 The Supplier acknowledges that the Supplier’s and/or its Affiliates’ fulfillment of all their obligations under this FPA, and all Purchase Agreements entered into under this FPA, is of essence for the Buyer to successfully accomplish the Program. 4 TOOLING 4.1 If the Supplier must acquire Tooling to meet the dates stated in section 3.2 above, the Supplier undertakes to start manufacturing work on or with respect to that Tooling only upon the Buyer’s written approval. 4.2 If the Supplier must commence any Preparatory Activities with respect to Tooling prior to Final Data Judgement in order to meet the dates stated in section 3.2 above, the Supplier undertakes to start such activities only upon the Buyer’s written approval. Unless otherwise agreed, the Buyer will pay the Supplier for such Preparatory Activities the less of (i) the maximum amount stated in Buyer’s written approval, (ii) the total amount as stated in an agreed calculation for the planned Preparatory Activities, or Version 11th November 2021 Page 4 of 6 (iii) the Supplier’s actual costs 4.3 The ESOW includes one or more dates provided by the Supplier when the Buyer’s written approval stated in section 4.1 above is needed. Notwithstanding those dates included in the ESOW, the Supplier shall ten (10) working days in advance provide the Buyer with a written request stating that the Buyer’s written approval to start manufacturing work on or with respect to that Tooling is needed. The Supplier’s written request shall identify the Tooling in question and include details reasonably required by the Buyer to give its written approval. 5 ALLOCATION OF RISK 5.1 The Supplier acknowledges that the Buyer Program is based on a number of economic and business factors, variables and assumptions, some or all of which may change over time, and may or may not be accurate at the time they were made or later on, and accordingly (i) that the Buyer and/or its Affiliates do not give the Supplier any guarantees or commitments as regards to volumes or other purchase and sell expectations, and (ii) that the Supplier and/or its Affiliates do not give the Buyer any guarantees or commitments as regards to volumes exceeding the Volume Projections. 5.2 The Buyer and the Supplier agree that section 5.1 reflect a reasonable allocation of risk and that neither Party would enter into this FPA without these limitations on liability. However, if there is a clear trend that actual purchase and sell of Goods will substantially deviate from the expectations stated in the Volume Projections, the Parties agree to enter into good faith negotiations. 5.3 If, because of the Buyer’s cancellation of the Program, the Supplier believes it is entitled to reimbursement of any of its costs for work and investments under this FPA, the Supplier may submit a claim to the Buyer. For clarity, section 25 of PMGTC shall apply with respect to any Supplier claim under this FPA. 6 RELATIONSHIP TO PURCHASE AGREEMENTS 6.1 This FPA is not a Purchase Agreement. 6.2 The Parties agree that a Purchase Agreement is concluded, and will consist of the terms, as stated in section 3 of PMGTC. 7 TERM AND TERMINATION 7.1 This FPA becomes effective as of the last date signed and shall continue in effect until the last of the date of (i) fifteen (15) years following the end of the Buyer’s serial production for which that Goods is used, or (ii) the expiry of the last of the Purchase Agreements entered into hereunder for the Goods. 7.2 Either Party may terminate this FPA as stated in sections 24.1 and 24.2 of PMGTC. 7.3 Termination of this FPA shall not affect any Purchase Agreement entered into hereunder.

Version 11th November 2021 Page 5 of 6 8 OTHER TERMS 8.1 The followings sections of PMGTC, including any additional section of PMGTC that the following sections refer to, apply to and form part of this FPA and are hereby incorporated by reference into this FPA: 1 Definitions and Interpretation, 3 Conclusion of Purchase Agreement and Contract Documents, (excluding sections 3.1-3.4), 6 Design and Development of Goods, 7 Amendments, Modifications, Deviations and Changes, 9 Quality, 10 IPR, Supplier’s Technical Information and Trademarks, 11 Sub-Tier Suppliers, 12 Confidentiality, 16 Protection of Supply, 17 Work on Buyer Premises, 18 Tooling (excluding section 18.2), 20 Financial and Other Information, 21 Responsible Business, 22 Audit Rights, 23 Advertising, Publicity and News Releases, 24 Termination (excluding section 24.3), 25 Supplier Claims, 26 Force Majeure, 27 Governing Law and Disputes, 28 Miscellaneous. 8.2 Any references in those sections of PMGTC to a Purchase Agreement shall be construed as references to this FPA and all terms of those sections of PMGTC shall apply with necessary changes. This document is not legally binding on the Buyer unless and until it has been signed by the following Purchasing Manager of the Buyer and signed and stamped by the Supplier. 8.3 The Supplier and the Buyer agree that a Purchase Order issued hereunder shall be legally binding and in full force and effect between the Supplier and the Buyer or any of its Related Companies, respectively, without being signed or stamped with a company stamp. Polestar Performance AB _____________________ _____________________ Name: Jesper Nelimarkka Name: Frieda He Ruoyu Shen Title: Head of DM&Sustainability Title: Head of global procurement Buyer Date: 2025-03-11 Date: 2025-03-11 2025-03-11 By signing below, the Supplier agrees to be bound by the terms and conditions of this Framework Purchase Agreement, including the Attachments. ECARX (Hubei) Tech Co., Ltd. ____________Lily Cai_________ _____________________ Name: Lily Cai Name: Title: SVP, Sales&Marcom Title: Version 11th November 2021 Page 6 of 6 Date: 2025-03-11 Date: Agreement No.: GEE24-058 1 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. LICENSE AGREEMENT Name of Project: [***] This License Agreement is between Polestar Performance AB, 556653-3096, with its principal place of business at Assar Gabrielssons väg 9, 405 31 Göteborg, Sweden, a corporation organized and existing under the laws of Sweden (“Licensor”), ECARX (HUBEI) Tech Co., Ltd., Reg. No. 91420100MA4F1WGW4L, Bldg C4, Huazhong Zhongjiaocheng (China Communications City), No. 688 Qiangwei Road, Wuhan economic and technological development zone, Hubei, PRC a corporation organized and existing under the laws of PRC (“Licensee”). Each of Licensor and Licensee is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have determined that Licensor shall grant Licensee certain rights to use the Licensed Intellectual Property (as defined in Appendix 1) which is developed by Licensor, in accordance with the terms in this license agreement and its appendices (the “License Agreement”). B. The Parties acknowledge that the Licensed Intellectual Property vests with Licensor. Consequently, the Parties have agreed that Licensor exclusively shall own any and all rights in and to Licensed Intellectual Property and all modifications, amendments and improvements thereof, in accordance with the terms in this License Agreement. C. However, the Parties have agreed, that Licensor, during the term of the Sourcing Agreement, shall grant Licensee the right to use the Licensed Intellectual Property for certain purposes as further detailed herein. D. In light of the foregoing, the Parties have agreed to execute this License Agreement. E. The Parties agree and acknowledge that this License Agreement regulates the terms for Licensee’s use of the Licensed Intellectual Property during the validity of and under performance of the Sourcing Agreement. F. Further, the Parties agree and acknowledge that this License Agreement prevails and supersedes over the Sourcing Agreement and any other agreement signed between either of the Parties relating to the Sourcing Agreement in case of any discrepancies. 1. DEFINITIONS 1.1 For the purpose of this License Agreement, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically Agreement No.: GEE24-058 2 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 defined below in this Section 1, shall have the meaning ascribed to them in the License Agreement. 1.2 Appendix means an appendix to this License Agreement. 1.3 Affiliate means; A) for Licensor any other legal entity that, directly or indirectly, is controlled by or is under common control with Polestar Holding UK Ltd, however excluding Licensee and its Affiliates; B) for Licensee any other legal entity that, directly or indirectly, is controlled by or under common control with Licensee, however excluding Licensor as well as its Affiliates; and and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. 1.4 Confidential Information means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this License Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know-how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this License Agreement. 1.5 Data Room means (if applicable) the information sharing platform agreed to be used between the Parties for making available the Licensed Intellectual Property to Licensee. 1.6 Disclosing Party means the Party disclosing Confidential Information to the Receiving Party. 1.7 Effective Date means the date this License Agreement is signed by the last Party to sign it. 1.8 Intellectual Property Rights or IP means Patents, Non-patented IP and rights in Confidential Information to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. 1.9 Licensed Intellectual Property means any and all processes, apparatus, articles of manufacture and/or compositions, information, formulae, diagrams, data, inventions (whether patentable or not), invention disclosures, know-how and trade secrets, patentable or otherwise relating to [***]as described in Appendix 1, and including any Licensee Modifications. 1.10 Licensee Modifications shall mean all modifications, enhancements and improvements to and/or derivative works of Licensed Intellectual Property made by Licensee, either solely or jointly with other persons, together with all Confidential Information, patent, copyright,

Agreement No.: GEE24-058 3 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 trade secret, and other intellectual and industrial property rights inherent therein and appurtenant thereto. 1.11 Non patented IP means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this License Agreement. 1.12 Patents means utility models, industrial designs and all patents (including, without limitation, patents of importation, patents of confirmation, patents of improvement, design patents, certificates of addition and utility patents, as well as divisions, reissues, continuations, continuations-in-part, reexamination certificates, provisional applications, renewals and extensions of any of the foregoing, and applications therefor). 1.13 Receiving Party means the Party receiving Confidential Information from the Disclosing Party. 1.14 Sourcing Agreement means Framework Purchase Agreement Polestar [***], signed or to be signed as the case may be at the time of signing this License Agreement, between the Licensee and the Licensor. 1.15 Third Party means a party other than any of the Parties and/or an Affiliate of one of the Parties to this License Agreement. 1.16 Trademarks means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties. 2. LICENSE 2.1 As stipulated in Section 10.1.1 Production Material Global Terms and Conditions (“PMGTC”) of the Sourcing Agreement, Licensee may use the Licensed Intellectual Property (including required Licensee Modifications), Trademarks, and Confidential Information of Licensor only when performing under the Sourcing Agreement. Accordingly, Licensee or its respective Affiliates may not without Licensor’s written consent use Licensor´s Licensed Intellectual Property (including Licensee Modifications), Trademarks and Confidential Information for the production and/or supply of any goods or services to any third party or for any other purpose. 2.2 The Licensed Intellectual Property shall be made available by Licensor to Licensee by electronically loading relevant files into and made accessible by Licensor in the Data Room agreed upon, namely [***]. 2.3 Licensor shall own all Licensee Modifications and Licensee hereby assigns and transfers all right, title and interest Licensee have or may have in any Licensee Modifications to Licensor; provided, however, that Licensee shall retain license rights in such Licensee Modifications as set forth herein. Upon Licensors’ request and at Licensors’ expense, Licensee shall (and shall cause its Personnel to) execute and deliver to Licensor any and all Agreement No.: GEE24-058 4 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 instruments and other documents, and support as may be necessary or reasonably desirable, to document the aforesaid assignment and transfer of Licensee Modifications to Licensor and to enable Licensor to secure, register, prosecute, maintain, enforce or otherwise fully protect its rights, throughout the world, in and to such Licensee Modifications. [***] 2.4 Notwithstanding anything to the contrary nothing in this License Agreement shall be construed as to give Licensee any rights, including but not limited to any license rights (express or implied), to any Licensed Intellectual Property, except as expressly stated herein. 2.5 The license granted to Licensee under Section 2.1 above shall be fully sublicensable to Licensee’s Affiliates but shall not be sublicensable to any Third Party without prior written approval from Licensor. 3. INTELLECTUAL PROPERTY RIGHTS 3.1 Ownership. 3.2 Each Party remains the sole and exclusive owner of (i) any Intellectual Property Rights owned, developed or otherwise acquired prior to the execution of this License Agreement, (ii) any Intellectual Property Rights developed or otherwise acquired independently of this License Agreement but during the Term of this License Agreement, and (iii) any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned by such Party. 3.3 Nothing in this License Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. 3.4 Licensor shall be the sole and exclusive owner of the Licensed Intellectual Property, including any Licensee Modifications. Nothing in this License Agreement shall be deemed an assignment of ownership of the Licensed Intellectual Property and/or Licensee Modifications, from Licensor to Licensee. 3.5 [***]. 3.6 [***] 3.7 [***] 3.8 [***] 3.9 Licensor brand name. 3.10 For sake of clarity, it is especially noted that this License Agreement does not include any right to use the “Polestar” brand name or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind, unless specified in this License Agreement and/or the Licensed Intellectual Property. 3.11 This means that this License Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. Agreement No.: GEE24-058 5 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 3.12 Licensee brand name. 3.13 Correspondingly, it is especially noted that this License Agreement does not include any right to use the “ECARX” brand name, or Trademarks, or refer to “ECARX” in communications or official documents of whatever kind. 3.14 This means that this License Agreement does not include any rights to directly or indirectly use the “ECARX” brand name or “ECARX” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 4. LICENSE FEE 4.1 During the term of the Sourcing Agreement the license granted from Licensor to Licensee under this License Agreement [***]. 5. WARRANTIES 5.1 Each Party warrants and represents to the other Party that: a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; b) it has full corporate power and authority to execute and deliver this License Agreement and to perform its obligations hereunder; c) the execution, delivery and performance of this License Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and d) this License Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 5.2 The Parties acknowledge that the Licensed Intellectual Property is licensed to Licensee on an “as is” basis, without any warranties or representations of any kind (except for the warranties in Section 5.1 above), whether implied or express, and in particular any warranties of suitability, merchantability, description, design and fitness for a particular purpose, non-infringement, completeness, systems integration and accuracy are expressly excluded to the maximum extent permissible by law. 6. CONFIDENTIAL INFORMATION 6.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 6.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this License Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this License Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 6.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub- contractors with a need to know as to enable such personnel to perform their duties Agreement No.: GEE24-058 6 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; c) is obtained from a Third Party who is free to divulge the same; d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 6.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 6. 6.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 6.5 If any Party violates any of its obligations described in this Section 6, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behavior and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 12 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 6.6 For the avoidance of doubt, this Section 6 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Licensed Intellectual Property, to any Third Party, notwithstanding what it set forth above in this Section 6. Any such disclosure to any Third Party is permitted only if approved in writing by Licensor.

Agreement No.: GEE24-058 7 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 6.7 This confidentiality provision shall survive the expiration or termination of this License Agreement without limitation in time. 7. TERM AND TERMINATION 7.1 This License Agreement shall become effective when the Sourcing Agreement is signed by duly authorized signatories of each Party and shall, unless terminated in accordance with Section 24 of the Sourcing Agreement, remain in force during the validity of the Licensed Intellectual Property included in the license hereunder. 8. MISCELLANEOUS 8.1 Force majeure. Neither Party shall be liable for any failure or delay in performing its obligations under the License Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event. 8.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the License Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 8.3 Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this License Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: a) in case of personal delivery, at the time and on the date of personal delivery; b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; Agreement No.: GEE24-058 8 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 8.4 in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in Section 11 below, or to such other address, number or email address as a Party may designate. 8.5 Assignment. Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this License Agreement without the other Party’s prior written consent. 8.6 Notwithstanding the above, each Party may assign this License Agreement to an Affiliate without the prior written consent of the other Party. 8.7 Waiver. Neither Party shall be deprived of any right under this License Agreement because of its failure to exercise any right under this License Agreement or failure to notify the infringing party of a breach in connection with the License Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 8.8 Severability. In the event any provision of this License Agreement is wholly or partly invalid, the validity of the License Agreement as a whole shall not be affected and the remaining provisions of the License Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the License Agreement, it shall be reasonably amended. 8.9 Entire agreement. All arrangements, commitments and undertakings in connection with the subject matter of this License Agreement (whether written or oral) made before the date of this License Agreement are superseded by this License Agreement and its Appendices. For the avoidance of doubt, this License Agreement prevails and supersedes over the Sourcing Agreement and any other agreement signed between either of the Parties relating to the Sourcing Agreement in case of any discrepancies. 8.10 Amendments. Any amendment or addition to this License Agreement must be made in writing and signed by the Parties to be valid. 8.11 Survival. If this License Agreement is terminated or expires pursuant to Section 7 above, Section 6 (Confidential Information), Section 9 (Governing Law), Section 10 (Dispute Resolution) as well as this Section 8.11, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 9. GOVERNING LAW 9.1 This License Agreement and all non-contractual obligations in connection with this License Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles. 10. DISPUTE RESOLUTION 10.1 Escalation principles. Agreement No.: GEE24-058 9 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 10.2 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Parties hereof by the means of a deadlock notice. Upon the receipt of such a deadlock notice, the receiving Parties shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position. Each such statement shall be considered in a forum meeting specifically called upon by either Party for the settlement of the issue. 10.3 The Parties shall use reasonable endeavors to resolve a deadlock situation in good faith. As part thereof, each Party may request the Parties to in good faith develop and agree on a plan to resolve or address the breach without undue delay. If the Parties agree upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 10.4 If the Parties cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavors to do so, the matter shall be resolved in accordance with Section 10.7 Arbitration below. 10.5 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 6 above. 10.6 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 10 and apply shorter time frames and/or escalate an issue. 10.7 Arbitration. Any dispute, controversy or claim arising out of or in connection with this License Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce , whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators. 10.8 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this License Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this License Agreement, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defense of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 10.9 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 11. NOTICES 11.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this License Agreement shall be sent to the Agreement No.: GEE24-058 10 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 following addresses and shall otherwise be sent in accordance with the terms in the General Terms: (a) To Licensor: Polestar Performance AB Attention: [***] Assar Gabrielssons väg 9, 405 31 Göteborg, Sweden Email: [***] With a copy not constituting notice to: Polestar Performance AB Business Office Attention: [***] Assar Gabrielssons väg 9, 405 31 Göteborg, Sweden Email: [***] (b) To Licensee: ECARX (HUBEI) Tech Co., Ltd. Attention: [***] Bldg C4, Huazhong Zhongjiaocheng (China Communications City), No. 688 Qiangwei Road, Wuhan Economic & Technological Development Zone, Wuhan City, Hubei, China Email: [***] ______________________________ [SIGNATURE PAGE FOLLOWS]

Agreement No.: GEE24-058 11 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 11.2 This License Agreement has been signed in two originals, of which the Parties have received one each. POLESTAR PERFORMANCE AB ECARX (HUBEI) Tech Co., Ltd. By: Anna Rudensjö By: Lily Cai Printed Name: Anna Rudensjö Printed Name: Lily Cai Title: General Counsel Title: SVP, Sales&Marcom Date: 2025-03-04 Date: 2025-02-28 By: Jonas Engström By: Printed Name: Jonas Engström Printed Name: Title: COO Title: Date: Date: Agreement No.: GEE24-058 12 LA EXISTING TECHNOLOGY TEMPLATE VERSION 200220 APPENDIX 1 LICENSED INTELLECTUAL PROPERTY [***] 1 Confidential SIDE LETTER TO PRODUCTION MATERIAL GLOBAL TERMS AND CONDITIONS v.2021 [***] PRODUCTION MATERIAL GLOBAL TERMS AND CONDITIONS [***]

[***] [***] [***] [***]

[***] Quality Target and Concern Resolution [***] [***] [***]

[***] Polestar Legal is responsible for ensuring that the latest version of this Code of Conduct for Business Partners is published and available on polestar.com and for all employees on the Polestar intranet. The original language of this document is English. POLESTAR CODE OF CONDUCT FOR BUSINESS PARTNERS Page 2 of 12 Table of Contents Purpose ...................................................................................................................................... 3 Principles .................................................................................................................................... 3 Polestar’s Expectations from its Business Partners .................................................................. 4 A. Working Conditions and Human Rights ......................................................................... 4 Child Labour ....................................................................................................................... 4 Forced Labour .................................................................................................................... 4 Terms of Employment ........................................................................................................ 4 Wages and benefits ............................................................................................................ 4 Working Hours .................................................................................................................... 5 Freedom of Association and Collective Bargaining ........................................................... 5 Health and safety ................................................................................................................ 5 Non-Discrimination and Equal Opportunities ..................................................................... 5 B. Caring for the Environment ............................................................................................. 5 General expectations.......................................................................................................... 5 Environmental impact of Business Partners’ operations ................................................... 6 Responsible Sourcing of Minerals and Metals ................................................................... 6 Precautionary Principle....................................................................................................... 7 C. Business Integrity ........................................................................................................ 7 Anti-Corruption.................................................................................................................... 7 Conflict of Interest ............................................................................................................... 8 Fair Competition and Business Practices .......................................................................... 8 Trade Sanctions and Export Control .................................................................................. 9 Protecting Polestar’s Confidential Information and Intellectual Property .......................... 9 Data Protection ................................................................................................................. 10 D. Audit right .................................................................................................................. 10 E. Reporting and Cooperation........................................................................................... 10 F. Consequences of violations .......................................................................................... 11 Page 3 of 12 PURPOSE This Code of Conduct for Business Partners (the “Code”) articulates a vision of responsible business behaviour and sets forth the business principles that Polestar1 requires all its Business Partners to abide by in the course of their business relationship with Polestar. The term “Business Partner” covers any person or entity (including its directors, officers and employees) that Polestar does business with, including but not limited to organisations that supply goods or services to Polestar, or that sell Polestar products and services, and representatives who conduct business on Polestar’s behalf. PRINCIPLES Polestar is committed to responsible business and intends to demonstrate this commitment to integrity, business responsibility and trust throughout its value chain. Therefore, Polestar expects the same level of commitment from its Business Partners. By entering into a business relationship with Polestar and during the term of this business relationship, Business Partners are required to: - conduct their business in compliance with applicable laws and regulations (which requires Business Partners to maintain awareness regarding these laws and regulations) and with the principles stated in this Code; and - ensure that their employees and subcontractors are made aware of and comply with applicable laws and regulations and with the principles set forth in this Code; in particular, Business Partners are expected to choose the suppliers they retain in relation with Polestar business with appropriate due diligence, communicate the principles set out in this Code (or equivalent principles) to their suppliers and ensure compliance with these principles. This Code covers Polestar’s requirements and expectations on its Business Partners when it comes to protecting working conditions and human rights, caring for the environment and doing business with integrity (including a zero tolerance policy for bribery and corruption). There may be instances when the principles set forth in this Code differ from local law or customs in a particular country. If that is the case, and local law or customs impose higher standards than those set out in this Code, local law and customs should always apply. On the other hand, if this Code provides for a higher standard, the Code should prevail, unless this results in illegal activity. This Code includes requirements that are based on internationally recognized principles that Polestar strongly supports, such as: - internationally-proclaimed human rights conventions, in particular the International Bill of Human Rights, the eight core conventions of the International Labour Organization (ILO) 2 and Article 32 of the United Nations Convention on the Rights of the Child, as well as the United Nations Guiding Principles on Business and Human Rights; 1 “Polestar” means Polestar Automotive Holding UK PLC and its subsidiaries (i.e. all persons and entities directly or indirectly controlled by Polestar Automotive Holding UK PLC, where control may be by management authority, equity interest or otherwise). 2 International Labour Organization conventions numbers 29, 87, 98, 100, 105, 111, 138 and 182.

Page 4 of 12 - the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the OECD Guidelines for Multinational Enterprises. POLESTAR’S EXPECTATIONS FROM ITS BUSINESS PARTNERS Business Partners are required to meet all of the following requirements in the course of their business relationship with Polestar, and we expect them to be managed professionally and systematically. A. Working Conditions and Human Rights Polestar expects its Business Partners to: - provide their employees with working conditions that are in line with international labour standards, in particular with the eight core conventions of the ILO; and - respect and promote internationally proclaimed principles for human rights, including children’s rights. Polestar supports the requirements of the ILO and expects its Business Partners to adhere to and respect the ILO standards. Child Labour Business Partners shall work to prevent all forms of child labour. Under no circumstances should employment be offered to a person younger than 15 years of age (or 14 where the national law so allows) or younger than the countries legal minimum age, if higher than 15. Forced Labour There can be no forced labour of any kind relating to Polestar’s business, products and services. Therefore, Business Partners must not use forced labour, regardless of its form. This prohibition includes debt bondage, trafficking and other forms of modern slavery. Terms of Employment Business Partners must guarantee that the working conditions for their employees comply with all applicable legal requirements. In addition, each employee should have the right to receive written information, in a language that they can easily understand, specifying their terms of employment. Wages and benefits Business Partners shall pay employees wages and benefits that meet or exceed the legal minimum standards, collective bargaining agreements or appropriate prevailing industry standards, whichever is higher. Deductions are accepted only in accordance with applicable law, regulations and collective bargaining agreements. Deductions from wages as a disciplinary measure shall not be permitted. Information about wages and benefits must be available to all employees, in a language that they can understand, timely and in accordance with applicable laws. Page 5 of 12 Polestar recommends its Business Partners to provide their employees with a total compensation that is adequate to cover basic needs and enable a decent standard of living. Business partners are also recommended to systematically strive to ensure fair wages. Working Hours Business Partners must comply with applicable legislation regarding working hours (including but not limited to overtime and overtime compensation) and rest rules. Freedom of Association and Collective Bargaining Business Partners shall respect the rights of their employees to lawfully form, join or exclude themselves from employer-employee relationship-related associations and to bargain collectively, where permissible by local laws. Business Partners must also ensure that employees are given the opportunity to discuss their working conditions with management without fear of retaliation. Health and safety Safety should always be one of the most important factors in any decision. Business Partners must at all times provide and maintain a safe and healthy working environment that meets, and preferably exceeds, applicable standards and legal requirements. Non-Discrimination and Equal Opportunities Business Partners must not engage in any form of discrimination based on gender, ethnicity, religion, age, disability, sexual orientation, nationality, political opinion, union affiliation, social background or other characteristics protected by applicable law. All employees must be treated with respect, dignity and common courtesy. B. Caring for the Environment Business Partners must ensure that they comply with all applicable environmental laws and regulations. In addition, Business Partners are expected to support Polestar’s commitment to protecting the environment and limiting our overall environmental impact throughout the value chain. This involves taking a proactive approach towards reducing the environmental footprint of their operations, products and services, including through reducing emissions and conserving resources. In this respect, Business Partners are expected to support the move towards a circular economy. They are also expected to put similar environmental expectations on their own supply chain. General expectations Business Partners are expected to have: - an environmental management program, which monitors the use of resources to ensure efficiency; identifies and mitigates any related risks; and allows them to continuously improve their environmental performance; - an open dialogue with Polestar on environmental matters, and cooperate with them to improve our, as well as their own, performance. Business Partners should also be transparent and provide Polestar with any necessary environmental data, when requested; - procedures in place to manage environmental performance of own business partners; Page 6 of 12 - procedures in place to communicate environmental performance with relevant stakeholders and affected parties, when applicable. Environmental impact of Business Partners’ operations Where relevant, Business Partners are expected to perform activities that aim at reducing their environmental impact, including but not limited to: - Reducing Greenhouse Gas Emissions occurring in their own operations, as well as their wider value chain; - Increasing energy efficiency and their use of renewable energy; - Air quality control & emissions management; - Supporting the reduction of waste, through reuse & recycling, and the provision of sustainable material; - Water quality & consumption management; - Ensuring the safe management of chemicals used in operations and products. Responsible Sourcing of Minerals and Metals Business Partners are expected to use only minerals and metals that have been extracted and traded in such a way that does not contribute to human rights abuses, unethical business conduct (e.g. corruption), environmental damage or funding for conflicts. Business Partners are expected to ensure that they and their suppliers exercise due diligence within their operations to ensure metals and minerals are responsibly sourced and traded. They should make available these due diligence measures to Polestar upon request. Business Partners are also required to fully support and co-operate with Polestar’s efforts to secure full transparency and traceability of their 3TG and cobalt supply chain. Page 7 of 12 Precautionary Principle Polestar also expect Business Partners to always apply the precautionary principle, which means that they are expected to always take precautionary measures whenever there is reason to believe that a potential action may negatively impact the health or safety of a person, society or the environment. C. Business Integrity As the business relationship between Polestar and its Business Partners must be based on trust, transparency, honesty and accountability, Business Partners are expected to conduct their business ethically and with the utmost integrity, which includes: Anti-Corruption Business Partners and their subcontractors must conduct their operations and transactions in compliance with applicable laws and regulations relating to anti-bribery and anti-corruption. In line with Polestar’s zero tolerance for bribery and corruption, Business Partners and their subcontractors shall never engage in, or tolerate, any act or omission that could possibly be construed as a form of bribery or corruption. Consequently, Business Partners must ensure that they do not offer or receive any form of inappropriate benefit (gift, favour or hospitality)3 with the intention to improperly influence a business decision, whether it involves government officials or private individuals. Business Partners are encouraged to pay particular attention to the following situations that are usually considered more risky when it comes to bribery and corruption: - interactions with public officials: certain stricter rules apply when dealing with public officials; for example, facilitation payments are always forbidden; - use of intermediaries, in particular agents: many cases of bribery involve third party intermediaries (sales consultants, agents, brokers, etc.) that may use part of their remuneration to provide bribes; intermediaries must be chosen on the basis of appropriate selection criteria and due diligence; - donations to charity, associations or political parties and sponsoring activities: these activities can be routes for bribery and corruption. As a principle, Polestar expects its Business Partners to refrain from providing gifts, favours or hospitality to Polestar directors, officers and employees. In all cases, social amenities offered by Business Partners to Polestar employees: - cannot be intended to improperly influence the recipient’s business judgement or create the appearance of doing so; - must be customary and appropriate business courtesies, i.e. they should not embarrass Polestar or harm its reputation; - must be reasonable in value and frequency. Should a Polestar employee ask for any improper payment or incentive in breach of this Code, Business Partners are expected to notify Polestar in accordance with section E below, even if the request is denied. 3 The notion of inappropriate benefit includes, but is not limited to such as monetary gifts, monetary loans, pleasure trips or vacations, luxury goods, concealed commissions or kickbacks.

Page 8 of 12 Business Partners are also expected to ensure that all of their reports, records and invoices are accurate and complete, and that they contain no false or misleading information. Conflict of Interest Any situation that may involve a conflict of interest, or the appearance of a conflict of interest, between Polestar and its Business Partners must be avoided: the professional judgement, performance or decision-making ability of an employee of Polestar or of the Business Partner must remain independent from considerations that do not involve the business at hand and cannot be (or seem to be) influenced by private interests. Consequently, the interest of Polestar and/or the Business Partner on the one hand and the personal interests of their respective employees (or those of a relative, a friend or a close relation) on the other hand must be kept separate. Business Partners are expected to notify Polestar in accordance with section E below if: - a Business Partner’s director, officer or employee (or any of their relatives) has a personal relationship (e.g., is a family member or a friend) with a Polestar employee who is in a position to make (or influence) decisions which may benefit the Business Partner’s business; or - an employee of Polestar (or their family members) has any sort of involvement in, or financial ties with, a Business Partner. Similarly, Polestar employees are required to disclose to their manager any potentially conflicting relationship with, and/or interest in, a Business Partner before making a business decision or recommendation regarding said Business Partner. Fair Competition and Business Practices Polestar strives to act at all times as a fair and responsible market participant and expects the same from its Business Partners. Thus, Business Partners are required to comply with applicable competition laws and regulations (also referred to as anti-trust laws). In particular, Business Partners must refrain from entering into any understanding or agreement that would hinder competition either with their competitors or with their own business partners. This applies to any arrangement that influences prices, terms of sales (including discounts), strategies or customer relations, markets, market shares, customers or territories (particular care is expected regarding the participation of Business Partners in tender procedures). This also applies to the exchange of sensitive information4 or to any other conduct that unlawfully restricts or may restrict competition. Should a Business Partner have interactions with a competitor of Polestar, the Business Partner must not share any of Polestar’s sensitive information with the competitor and vice versa, even via third parties. Business Partners are also expected to compete fairly and ethically for all business opportunities. They must ensure that all statements, communications and representations to Polestar are accurate and truthful. 4 Examples of “sensitive information” include (but are not limited to) non-public information on prices, costs, profit margins, sales plans, capacity utilization, product plans and market shares. Page 9 of 12 Trade Sanctions and Export Control When conducting business with Polestar, Business Partners are required to comply with all trade sanctions that are applicable to Polestar and with all relevant export control laws and regulations. Trade sanctions restrict trade and financial transactions with certain countries, companies, organizations and individuals, while export controls restrict the export and re-export of certain “controlled” goods, software, and technology without the required licenses or other authorization from the relevant authority. Violation of these rules may expose Polestar to significant penalties and other adverse consequences. Furthermore, Business Partners must (as applicable): - not (a) be designated as a Listed Person 5 or (b) engage in any conduct that could reasonably be expected to cause them to be designated as a Listed Person; - refrain from (a) conducting any business activity, directly or indirectly, with any Listed Person, including by supplying to Polestar items sourced from a Listed Person, (b) conducting any business activity prohibited or restricted under trade sanctions or export control laws applicable to Polestar, or (c) engaging in any transaction that evades, or attempts to violate restrictions under any trade sanctions or export control laws applicable to Polestar; - ensure that Polestar’s products and services are not sold, or in any other way made available, to a comprehensively sanctioned country or territory or to a Listed Person; - maintain necessary export or re-export licenses or other authorizations for all goods, software and technology supplied to Polestar; and - provide to Polestar all information and documentation necessary to support Polestar’s compliance with relevant export controls when exporting or re-exporting goods, software or technology. Protecting Polestar’s Confidential Information and Intellectual Property Polestar may share confidential information and/or intellectual property elements with its Business Partners in the course of their business relationship. Business Partners are required to handle Polestar’s confidential information in accordance with the confidentiality provisions in place and in particular: - protect Polestar’s confidential information from improper disclosure, theft or misuse by taking all adequate steps to safeguard such confidential information; - only disclose Polestar’s confidential information to their directors, officers and employees with a legitimate “need to know”; - not to share Polestar’s confidential information with a competitor of Polestar, unless Polestar has given prior written consent; 5 "Listed Person" means (i) any individual, company, entity or organization designated for trade sanctions or export control restrictions on a list published by the EU, US, UN or other relevant country or authority, or otherwise subject to such trade sanctions or export control restrictions, and (ii) companies, entities or organisations that are owned 50 percent or greater by any combination of Listed Persons, or controlled by a Listed Person. Page 10 of 12 - report in accordance with section E below any loss of, or unauthorized access (by a director, officer or employee who does not have a need-to-know or a third party) to Polestar’s confidential information; and - at the end of the business relationship, handle confidential information in accordance with the confidentiality provision in place and recognize that confidentiality obligations survive the end of the business relationship. If they have access to Polestar’s intellectual property in the course of the business relationship, Business Partners are required to handle such intellectual property in the same way and in particular protect it from improper disclosure, theft or misuse at all times. Data Protection Business Partners are required to comply with applicable data protection laws and regulations (also referred to as privacy laws) when processing Personal Data in relation to their business with Polestar. “Personal Data” is defined as any information relating to an identified or identifiable natural person; an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as: a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person. In addition, Business Partners performing a processing activity on behalf of Polestar are required to comply with the agreed upon specific contractual provisions. In particular, Business Partners have a responsibility to protect personal data from improper disclosure, theft or misuse at all times and must immediately report to Polestar any incident that involves Polestar Personal Data. D. Audit right In addition to any audit right set out in any agreement entered into with Polestar, Business Partners agree: - that Polestar (either directly or through an independent third party appointed for that purpose) may verify and assess their compliance with this Code by conducting an audit at any time, subject to prior written notice. If Polestar reasonably believes that prior notice will interfere with Polestar verifying whether the Business Partner has complied with its obligations or undertakings under the Code, Business Partner will permit an audit without prior notice. - to provide Polestar with all relevant information and allow Polestar and its representatives access to their premises for the purpose of performing such audit. E. Reporting and Cooperation Polestar encourage Business Partners to ask questions regarding this Code and are required to promptly raise concerns in case of suspected non-compliance with applicable laws and regulations, or with the requirements under this Code. Concerns may be reported to Polestar’s Reporting line SpeakUp at https://polestar.speakup.report/polestar-external. Reports can be submitted anonymously if wished. The SpeakUp reporting line is managed by the Head of Compliance & Ethics who will Page 11 of 12 determine and lead the investigations required. If they have decided not to remain anonymous, the identity of the reporter, will be kept confidential to the fullest extent possible. Business Partners are expected to collaborate with Polestar in case of investigation and are expected to not retaliate against anyone who reports suspected business misconduct. F. Consequences of violations Business Partners agree that a breach of any of their obligations or undertakings under this Code is a material breach of contract, and may (in Polestar’s sole discretion) result in: - the Business Partner having to take necessary remedies, including to pay damages and implementing appropriate corrective actions within a reasonable time, so as to remedy the violation and to prevent similar occurrences in the future; and - Polestar taking actions against the violating Business Partner, up to immediate termination of the business relationship, upon written notice to the Business Partner.

Page 12 of 12 YOU MAY CONTACT POLESTAR LEGAL IN ANY OF THESE WAYS: Email: legal@polestar.com Postal mail: Polestar Att: Polestar Legal Assar Gabrielssons Väg 9 SE-405 31 Göteborg, Sweden VIOLATIONS OF THIS CODE OF CONDUCT FOR BUSINESS PARTNERS OR OTHER POLESTAR POLICIES CAN BE REPORTED VIA https://polestar.speakup.report/polestar-external Date: Adopted by the Board of Directors of Polestar Automotive Holding UK PLC on 23 June 2022. Published by: Polestar Legal This Code shall not be construed as an employment contract and does not give anyone any right to continued employment by Polestar.